UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2007

SENTRA CONSULTING CORP.
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-140572 (Commission File Number)	20-5297544 (IRS Employer Identification No.)

Sentra Consulting Corp.
466 Central Avenue, Suite 200
Cedarhurst, New York 11516
(Address of principal executive offices)

(516) 301-3939
(Registrant's Telephone Number, Including Area Code)

__________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.

On July 12, 2007, Karat Platinum, LLC (“Karat Platinum”), issued a Secured Promissory Note to Sentra Consulting Corp. (the “Company”) in the original principal amount of $100,000. The issuance of this Secured Promissory Note is in addition to the Secured Promissory Notes previously issued by Karat Platinum to Sentra, dated June 22, 2007 and June 29, 2007 in the amounts of $450,000, and $100,000, respectively, which were previously disclosed (collectively, the “Karat Notes”). On July 11, 2007, and in connection with the Karat Notes, Karat Platinum and the Company executed a General Security Agreement (the “Security Agreement”) whereby Karat Platinum granted to the Company a continuing lien and first priority security interest in all of the assets and personal property of Karat Platinum (the “Collateral”). The Security Agreement secures the current obligations of Karat Platinum to the Company, as well as any other future advances the Company may make to Karat Platinum up to an aggregate amount of $1,200,000.

For all the terms and conditions of the Security Agreement between Karat Platinum and the Company, reference is hereby made to such Security Agreement annexed hereto as Exhibit 10.6. All statements made herein concerning the foregoing are qualified by reference to said exhibit.

Section 2 - Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 6, 2007, the Company issued promissory notes (the “Notes”) to two persons, in the original principal amounts of $100,000, and $60,000, respectively. On July 9th and July 10th, the Company issued Notes to two additional persons, each in the original principal amount of $100,000. Each of these persons to which the Company issued Notes are referred to herein as “Noteholders”. Each of the Notes was issued in consideration for loans made simultaneously therewith by each of the Noteholders in their respective amounts as set forth above. The aggregate of the principal amounts of these Notes is $360,000.

Pursuant to the terms and provisions of each of the Notes, principal and interest, which accrues at 1.5% per month, are due and payable by the Company 90 days after the date of each of the Notes. If the Company does not pay said amount when due, interest shall accrue on the outstanding principal amount at the rate of 2% per month thereafter. The Company has the right to prepay the Notes without penalty or premium.

In accordance with the terms and provisions of the General Security Agreement by and between the Company and each of the Noteholders dated July 12, 2007, the Company has granted the Noteholders a security interest in the Collateral on which the Company has a continuing lien and first priority security interest as set forth in the Security Agreement between Karat Platinum and the Company. It is expected that all of the Noteholders will be signatories to an Intercreditor Agreement which sets forth their agreement and understanding with respect to the enforcement of their respective rights pertaining to the Notes and security interest in the Collateral.

For all the terms and conditions of the General Security Agreement between the Company and the Noteholders, reference is hereby made to such Security Agreement annexed hereto as Exhibit 10.7. All statements made herein concerning the foregoing are qualified by reference to said exhibit.

For all the terms and conditions of the Intercreditor Agreement among the Company and each of the Noteholders, reference is hereby made to the form of such agreement annexed hereto as Exhibit 10.8.

As additional consideration for the issuance of the Notes, the Company entered into Warrant Agreements with the Noteholders, whereby the Company issued an aggregate of 36,000 common stock purchase warrants. Each common stock purchase warrant grants the holder thereof the right to purchase one share of common stock of the Company at an exercise price of $0.50 per share for a term of 3 years; said term to commence 6 months from the date of each Note. The Warrant Agreements provide that under certain issuances by the Company of additional equity securities for a consideration per share less than $0.50 (the exercise price of the common stock purchase warrants), the exercise price of the warrants shall be reduced to such price.

For all the terms and conditions of the Notes and Warrant Agreements, reference is hereby made to the form of such notes and agreements annexed as Exhibits 4.1 and 4.2, respectively to the Company’s Current Report filed with the Securities and Exchange Commission on June 28, 2007. All statements made herein concerning the foregoing are qualified by reference to said exhibits.

Section 9 - Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits

(a)	Financial Statements of business acquired. Not applicable
(b)	Pro forma financial information. Not applicable
(c)	Exhibits

10.6	General Security Agreement, dated July 11, 2007, between Karat Platinum LLC and Sentra Consulting Corp.

10.7	General Security Agreement, dated July 12, 2007, between Sentra Consulting Corp. and the Noteholders.

10.8	Form of the Intercreditor Agreement between Sentra Consulting Corp. and each of the Noteholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2007

SENTRA CONSULTING CORP. (Registrant)

By:	/s/ Philip Septimus
Name: Philip Septimus
Title: President and Director (Principal Executive, Financial, and Accounting Officer)